Exhibit 99(a)

                   RIGHTCHOICE MANAGED CARE, INC. LETTERHEAD


Contact:  Clara Kinner (314) 923-6268
          Deb Wiethop  (314) 923-4767

BLUE CROSS AND BLUE SHIELD OF KANSAS CITY ANNOUNCES PROPOSAL AT
                       PUBLIC HEARING
  RIGHTCHOICE DECLINED EARLIER INTEREST BY KANSAS CITY PLAN

ST. LOUIS, DECEMBER 17, 1998 -- RightCHOICE Managed Care, Inc. (NYSE:RIT) announced today that Blue Cross and Blue Shield of Kansas City suggested a combination with RightCHOICE and its parent company, Blue Cross and Blue Shield of Missouri, as an alternative to the Settlement Agreement that Blue Cross and Blue Shield of Missouri and RightCHOICE reached September 20 with the Missouri Attorney General and Department of
Insurance.  That settlement is subject to court approval and is currently under review by a court-appointed Special Master, who is holding a series of three public hearings.
  In a December 16 public hearing to review the Settlement Agreement, an official of the Kansas City plan expressed interest in a possible combination with RightCHOICE that would pay $13.50 per share for the public's Class A shares of RightCHOICE, and $15.25 per share for the parent company's Class B shares in a transaction that would be taxable to the Class A shares and tax free to the Class B shares held by Blue Cross and Blue Shield of Missouri.
       The Kansas City plan did not provide RightCHOICE or
Blue Cross and Blue Shield of Missouri any advance notice of its intention to suggest a possible business combination at
the public hearing.   "Earlier this year, we declined to
pursue the possibility of combining with Blue Cross and Blue Shield of Kansas City. The Settlement Agreement is integral to the companies' long-term strategic plan, and its court approval and implementation are our immediate objectives," said John O'Rourke, chairman, president and chief executive officer of RightCHOICE, and president and chief executive officer of Blue Cross and Blue Shield of Missouri. "After implementation of our Settlement Agreement as agreed to with the state of Missouri, RightCHOICE will be better positioned to consider combinations with other entities to ensure that value to all shareholders is maximized. This is consistent with our agreement with state officials, our strategic plan and our commitment to serve the interests of our subscribers and all of our shareholders, which would then include the proposed Missouri Foundation for Health."
    The Special Master was appointed by Judge Brown to evaluate the proposed Settlement Agreement and report to the trial court. The Special Master stated at the December 16 public hearing that he is not entertaining offers to purchase RightCHOICE or Blue Cross and Blue Shield of Missouri. He permitted Blue Cross and Blue Shield of Kansas City to testify only as part of his review of various valuation issues related to the Settlement Agreement. He is holding a series of three hearings to gather evidence relative to the details of the Settlement Agreement. The final hearing is scheduled for Tuesday, December 22, 1998.

 SAFE HARBOR STATEMENT
  "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. Estimates and other statements set forth herein that are not historical facts are forward-looking statements that involve risks and uncertainties.
These risks and uncertainties include, but are not limited to: the possibility that court approval of the final settlement agreement, referenced above, that would resolve the outstanding litigation and regulatory issues between the state and RightCHOICE would not be obtained, or if obtained, could include conditions that are not acceptable to the parties; the possibility that all remaining contingencies and conditions to the parties' obligations to effect the proposed settlement transaction would not be met or otherwise satisfied; governmental and regulatory action or legislation; pending litigation; actions by the Blue Cross and Blue Shield Association relating to the license to use the Blue Cross and Blue Shield names, trademarks and service marks; market competition and consolidation; escalating health care costs; dependence on sales to individuals; recontracting efforts and potential of non-renewal of subscriber and provider agreements; voting control by the parent company; variability of operating results and stock price; and additional factors and other risks detailed in the company's Securities and Exchange Commission filings.
  RightCHOICE Managed Care Inc. and its parent company, Blue Cross and Blue Shield of Missouri, are the largest providers of health care benefits in Missouri.

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